As filed with the Securities and Exchange Commission on July 31, 2012	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIGGLE INC.
(formerly Function(x) Inc.)
(Exact name of registrant as specified in its charter)

Delaware	33-0637631
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

902 Broadway
11th Floor
New York, New York 10010
(Address of Principal Executive Offices)

Function(x) Inc. 2011 Executive Incentive Plan
(Full Title of the Plan)

Robert F.X. Sillerman
Executive Chairman
902 Broadway
11th Floor
New York, New York 10010
 (Name and Address of Agent for Service)

(212) 231-0092
(Telephone Number, Including Area Code,
of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share (“Common Stock”)	15,000,000	$4.40	$66,000,000	$7,563.60

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended.

PART I

Item 1.   Plan Information.

The documents containing the information specified in this Item 1 will be sent or delivered to the participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.   Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or delivered to the participants as specified by Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed on September 28, 2011;

●
The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, filed on May 15, 2012; December 31, 2011, filed on  February 13, 2012 and September 31, 2011, filed on November 14, 2011;

●
The Registrant’s Current Reports on Form 8-K filed on August 26, 2011, September 8, 2011, September 27, 2011, October 3, 2011, November 15, 2011, December 19, 2011, December 29, 2011, January 4, 2012, January 18, 2012, January 25, 2012, January 31, 2012, February 6, 2012, February 10, 2012, February 16, 2012, March 20, 2012, April 9, 2012, May 9, 2012, May 25, 2012, June 7, 2012, June 22, 2012, June 29, 2012, July 6, 2012 and July 11, 2012;

●
The description of the Company’s Common Stock set forth in the Company’s Registration Statement on Form 8-A (File No. 001-35620) filed on July 31, 2012, including any subsequent amendment or report filed for the purpose of updating that description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

None.

Item 6.   Indemnification of Directors and Officers.

The bylaws and articles of incorporation of the Registrant provide that the Company will indemnify and hold harmless any of our officers, directors, employees or agents and reimburse such persons for any and all judgments, fines, liabilities, amounts paid in settlement and expenses, including attorney’s fees, incurred directly or indirectly in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, for which such persons served in any capacity at the request of the Company, to which such person is, was or is threatened to be made a party by reason of the fact that such person is, was or becomes a director, officer, employee or agent of the Company; provided that, (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) no indemnification is payable if a court having jurisdiction determined such indemnification to be unlawful.  Additionally, no indemnification will be made in respect of any claim, issue or matter as to which such person was determined to be liable to the Company, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

 The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit Number	Description

4.1	Registrant’s 2011 Executive Incentive Plan.

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1	Consent of counsel (included in Exhibit 5.1 above).

23.2	Consent of BDO, USA, LLP, an independent registered public accounting firm.

24.1	Power of Attorney (contained in Signature Page hereto).

Item 9.   Undertakings.

1)	The undersigned Registrant hereby undertakes:

a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and,

iii)	To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided , however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2)
That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(d)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

3)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 31st day of July, 2012.

VIGGLE INC.
By:	/s/ Robert F.X. Sillerman
Name:	Robert F.X. Sillerman
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Mitchell Nelson as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including posteffective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 31, 2012 in the capacities indicated.

Signature	Title

/s/ Robert F.X. Sillerman	Executive Chairman, Chief Executive Officer, Director
Robert F.X. Sillerman

/s/ William B. Manning	Principal Financial Officer, Principal Accounting Officer
William B. Manning

/s/ Mitchell J. Nelson	Executive Vice President, General Counsel, Secretary, Director
Mitchell J. Nelson

/s/ Benjamin Chen	Director
Benjamin Chen

/s/ Peter Horan	Director
Peter Horan

/s/ John D. Miller	Director
John D. Miller

/s/ Joseph F. Rascoff	Director
Joseph F. Rascoff

/s/ Harriet Seitler	Director
Harriet Seitler

/s/ Mitchell J. Nelson
Mitchell J. Nelson, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Registrant’s 2011 Executive Incentive Plan.

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1	Consent of counsel (included in Exhibit 5.1 above).

23.2	Consent of BDO, USA, LLP, an independent registered public accounting firm.

24.1	Power of Attorney (contained in Signature Page hereto).